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                                                               EXHIBIT 10-31(i)

                         COMMCOCCC MANAGEMENT AGREEMENT


     THIS MANAGEMENT AGREEMENT ("Agreement") among CommcoCCC, Inc., a Delaware corporation ("CommcoCCC"), Columbia Millimeter Communications, L.P., a Delaware limited partnership, ("CMC"), Commco, L.L.C., a Delaware limited liability company ("CLC") and Columbia Capital Corporation ("Columbia") (CommcoCCC, CMC, CLC, and Columbia are collectively the "Licensees" and individually a "Licensee") and Advanced Radio Technologies Corporation ("ART"), a Delaware corporation, is entered into as of the dates set forth next to the signatures below and is effective as of July 3, 1996.

     WHEREAS, CommcoCCC has acquired, or has the right to acquire and manage, certain Federal Communications Commission ("FCC") authorizations listed on Exhibit A hereto, each granted in the name of one of the Licensees (the "Authorizations"), for 38 GHz frequency radio systems (collectively the "Systems") in various locations ("Markets"); and

     WHEREAS, Licensees and ART desire to enter into an agreement for the construction, operation, and management by ART of the Systems, consistent with Licensees' obligations in connection with the Authorizations under all of the Federal and state laws, rules, and regulations;

     NOW, THEREFORE, in consideration of the premises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     1.  TERM OF AGREEMENT AND TERMINATION.

          (a) This Agreement becomes effective on the date set forth above. Unless it is terminated earlier pursuant to the provisions of this Section, the term of this Agreement ("Term") shall extend for one year and shall renew automatically for thirty-day terms, unless (i) subject to Section 7 hereof, with respect to any Licensee, such Licensee terminates this Agreement with respect to such Licensee and Authorizations then in the name of such Licensee on at least 30 days' prior written notice to ART after the first one year term or (ii) subject to Section 7 hereof, ART terminates this Agreement at any time after the end of the first one year term on at least 30 days' prior written notice to CommcoCCC.

          (b) This Agreement shall terminate immediately on the consummation, pursuant to the Asset Acquisition Agreement and Plan of Reorganization (the "Acquisition Agreement") dated as of the date hereof among the parties hereto, of the Acquisition (as defined in the Acquisition Agreement).

          (c) Subject to Section 7 hereof, if the Acquisition Agreement is terminated pursuant to the terms of the Acquisition Agreement, this Agreement may be terminated on





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thirty days' written notice by (i) ART to CommcoCCC or (ii) any Licensee to
ART with respect to Authorizations then in the name of such Licensee.

     2. SYSTEM CONSTRUCTION AND MANAGEMENT; EQUIPMENT LEASE. Each Licensee hereby grants ART the right to manage such Licensee's Systems under the following terms and conditions. Licensee agrees that it shall not grant any other party the right to manage its Systems and Authorizations, provided, however, that each Licensee retains the right to construct and operate its Systems. The parties agree to coordinate the construction of all Systems. Subject to such Licensee's supervision and control, ART will use its reasonable efforts to undertake the planning, design, construction, installation, marketing, sales and operations of such Licensee's Systems.

     In particular, the parties agree as follows:

          (a) ART shall propose a schedule of construction to each Licensee that will identify the proposed date for each System to become operational in a manner designed to satisfy all FCC and other regulatory requirements. Licensee shall have ten business days in which to approve or reject such proposed schedule.

          (b) Once the schedule has been approved, ART shall use its reasonable efforts to construct the Systems in accordance with such schedule.

          (c) ART shall acquire, lease, or otherwise obtain the right to use all assets (collectively, the "Equipment"), necessary for the operation of the Systems, including any expansion, modification or reduction thereof.

          (d) On behalf of each Licensee, ART shall bill and collect, from the users of such Systems, all fees, charges, or other compensation arising from such use, and shall pay all expenses and fees incurred or payable by such Systems.

          (e) ART shall generally manage the day-to-day operations of such Systems and do or assist with any and all other acts and shall execute such other agreements, documents or instruments, as are consistent with FCC rules and regulations and, in the good faith judgment of ART, are necessary to carry out the development, construction and operation of the Systems, whether or not specifically enumerated herein.

          (f) All Equipment shall be acquired and constructed by ART and shall be the property of ART. The Equipment with respect to each Licensee's Authorization shall be leased to such Licensee for the consideration described in Section 4 hereof during the term of this Agreement and solely for the purposes described herein. During the term of such lease, Licensee shall have full and unfettered access to all the Equipment used in Licensee's System. Such lease shall terminate simultaneously with the termination of this Agreement for any



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reason.  Upon such termination, the Equipment shall remain the property of the ART, and ART may take immediate possession thereof.

     3. REGULATORY COMPLIANCE. The parties agree that each Licensee is in sole control of the Authorizations granted in the name of such Licensee and that it is required by FCC regulations to be in sole control so long as it is the Licensee. ART acknowledges and agrees that each Licensee has ultimate control over all decisions affecting the Systems, notwithstanding any other provision of this Agreement. ART will assist each Licensee in complying with all applicable Federal, state and local regulations. This assistance includes, but is not limited to, the following:

          (a) Each System customer will be advised that service is provided over facilities controlled by the applicable Licensee;

          (b) ART agrees to use its reasonable efforts to comply with all FCC timetables concerning construction and operation and to take such steps as may be needed to preserve any Authorizations that may be granted by the FCC, including discontinuing operations if so directed by the applicable Licensee to avoid any violations of FCC rules or regulations; ART will provide Licensee with advance written notice if it comes into possession of facts indicating that it will be unable to render a System operational within the timetable specified by the terms of the applicable authorization;

          (c) Neither ART nor the applicable Licensee shall represent themselves as the legal agents of one another;

          (d) The applicable Licensee shall, with the cooperation and assistance of ART, fully comply with all regulations necessary to keep the Authorization in full force and effect. Each Licensee shall prepare and submit to the FCC and any other relevant Federal, state or local agency all reports, applications, renewals, or other filings or documents that may be required for this purpose, provided that ART shall provide any assistance required by such Licensee in fulfilling this obligation;

          (e) In the event that ART determines that any modification to any System Authorization are necessary or desirable, ART will submit to Licensee a description of such proposed modifications for Licensee's review and approval, which shall not be unreasonably withheld. Upon approval, Licensee shall promptly submit any requests for modifications of the relevant Authorization submitted to such Licensee by ART which may be needed to make construction feasible, or any filings or appeals which are necessary to extend the period for construction under the FCC's rules. Such requests would include, but are not limited to, applications to the FCC for special temporary authority; and

          (f) Each party has determined in good faith that this Agreement is in compliance with the FCC's rules. In the event that the FCC determines that this Agreement is



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inconsistent with Licensee's obligations or it is otherwise contrary to FCC policies, rules and regulations, the parties agree to modify this Agreement in any reasonable way to maintain compliance with the FCC's rules, preserving to the maximum extent possible the essential business terms and conditions contained herein.

     4. LEASE; MANAGEMENT FEES; EXPENSES. During the term of this Agreement, each Licensee shall pay ART ten percent (10%) of all gross revenue relating to the operation of such Licensee's Authorizations as lease payments for the Equipment pursuant to Section 2(a) hereof (each such payment made from time to time is referred to as a "Lease Payment") and twenty-five percent (25%) of all gross revenue relating to the operation of such Licensee's Authorizations as ART's compensation for managing the Systems pursuant hereto (each such payment made from time to time is referred to as a "Management Payment"). ART shall remit to each Licensee all revenue relating to the Authorizations other than the Lease Payments and Management Payments. The amount of the Management Payment will be renegotiated every three months to an amount no less than twenty-five percent (25%) of gross revenue. ART will invoice each Licensee for all operating expenses relating to ART's operation of such Licensee's Authorizations, which invoices will not be payable if the Acquisition is consummated; provided, however, that in no event shall the Licensees be obligated to reimburse ART for operating expenses in an aggregate greater than $100,000.

     5. NOTICE. All notices and other communications shall be in writing and shall be deemed given the same day if delivered personally or sent by telecopy or the next business day if sent by express mail or courier (overnight delivery), or five (5) business days later if sent by registered mail or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses or at such other address for a party as shall be specified by like notice, provided that notice of change of address shall be effective only upon receipt thereof:

          (a)  If to CommcoCCC, Columbia, CMC or CLC:

               Commco, L.L.C.
               4513 Pin Oak Court
               Sioux Falls, SD 57103
               Attn:  Scott Reardon
               Fax:  (203) 656-4620 and
                       (605) 335-5504

               - and -

               Columbia Capital Corporation
               201 North Union Street
               Alexandra, Virginia 22314
               Attn:  James B. Fleming
               Fax:   (703) 519-3904



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               with a copy to:

               Nelson Mullins Riley & Scarborough, L.L.P.
               100 North Tryon Street
               NationsBank Corporate Center
               Suite 3350
               Charlotte, North Carolina  28202
               Attn:  H. Bryan Ives III, Esq.
               Fax:   (704) 377-4814

               - and -

               David Knudson, Esq.
               Davenport, Evans, Hurwitz & Smith, L.L.P.
               513 South Main Avenue
               Sioux Falls, South Dakota  57104-6813
               Fax:  (605) 335-3639

          (b)  If to ART, to

               Advanced Radio Technologies Corporation
               500 108th Avenue, N.E., Suite 2600
               Bellevue, Washington  98004
               Attn:  Thomas A. Grina

               With a copy to:

               W. Theodore Pierson, Jr.
               Executive Vice President and General Counsel
               1200 Nineteenth St., N.W., Suite 607
               Washington, D.C.  20036

     6.  REPRESENTATIONS AND WARRANTIES.

          (a) Each Licensee represents and warrants that it is the licensee or permit holder with respect to the Authorizations listed in Exhibit A in the name of such Licensee and that it is duly qualified under all laws, rules and regulations to hold such Authorizations. Each Licensee further represents and warrants that it is the sole owner and real party in interest in the Authorizations and that no other party (other than CommcoCCC) has an interest of any kind. Licensee further represents that it has the requisite authority and/or capacity, as applicable, to perform its undertakings pursuant to this Agreement.



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          (b)  Each of the parties hereto represents and warrants that each shall take such steps and execute such documents as may be necessary from time to time to effectuate the terms and conditions of this Agreement.

          (c) ART represents and warrants that it is a corporation duly authorized and in good standing under the laws of the State of Delaware and has the requisite authority to perform its undertakings pursuant to this Agreement.

          (d) ART represents and warrants that it is familiar with the applicable rules and regulations of the FCC and that it is aware of no impediment to the performance of its undertakings hereunder.

     7. EFFECTS OF TERMINATION. In the event of any termination pursuant to Sections 1(a) or 1(c) hereof, the following provisions will apply.

          (a) ART will sell to the applicable Licensee, and each Licensee will purchase from ART, any Equipment operated on the Authorizations then in the name of such Licensee, to the extent such Equipment is necessary to meet the FCC construction requirements with respect to such Authorizations. In addition, ART may sell additional Equipment to Licensee. The purchase price to be paid for such Equipment shall be payable in cash and shall be equal to the original cost of such Equipment to ART. On payment of such purchase price to ART, ART shall transfer such Equipment free and clear of any liens and encumbrances and shall execute a bill of sale evidencing such transfer.

          (b) The provision of this Section 7 shall survive any termination of this Agreement pursuant to Sections 1(a) and 1(c) hereof.

     8.  ASSIGNABILITY; SUCCESSORS AND ASSIGNS.

          (a) Subject to the prior consent of the ART, which consent shall not be unreasonably withheld or delayed, and provided it does not violate any of the other terms and conditions of this Agreement or any applicable rule and/or regulations of the FCC, Licensee may only assign this Agreement to a purchaser of the Systems. Further, such purchaser must expressly assume in a writing reasonably acceptable to ART all of the obligations of the Licensee hereunder and otherwise agrees to comply with the terms and conditions of this Agreement. Such assignment shall be effective only upon thirty days notification from the Licensee, satisfaction of the above said conditions and, to the extent applicable, consent of the FCC to the transfer of the Authorizations. Any such assignment shall not relieve the Licensee of its obligations hereunder. Any assignment in violation of this Section 8 shall be null and void.

          (b) ART may assign its right to manage the Systems hereunder to another party, provided such assignee of ART has experience in the management of 38 GHz systems



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or other telecommunications facilities or subject to Licensees consent, not to be unreasonably withheld, alternatively, is an affiliate of the ART or employs either personnel of the ART or other persons who have experience in the management of 38 GHz systems or other telecommunications facilities. ART may employ such subcontractors or agents as it deems necessary in the performance of its duties hereunder.

          (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, representatives, successor and permissible assigns.

     9. SEVERABILITY. In the event that any provision herein is held to invalid, void, or illegal by any Federal, state or local court, or any regulatory agency, the remaining provisions of the Agreement shall remain in full force and effect and this Agreement shall be reasonably construed so as to preserve the original intent of the parties hereto insofar as practicable. In the event that any provision herein is deemed to be invalid, void, in violation of any agency rules, or otherwise unlawful, the parties shall use their respective best efforts to amend the offending provisions to bring them into legal compliance with minimum disruption to the expectations of the parties as set forth in this Agreement.

     10. COUNTERPARTS. This agreement may be executed in any number of counterparts with the same as if the signature of each counterpart were in the same instrument.

     11. NO WAIVER OF RIGHTS; AMENDMENT. The failure of either party to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions herein, or to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant or condition, or the future exercise of such right, but the obligation of the other party with respect to such future performance shall continue in full force and effect. This Agreement may only be amended, modified or changed by a writing signed by all parties hereto.

     12. WARRANTY. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, RESPECTING THIS AGREEMENT OR THE SERVICE PROVIDED HEREUNDER.

     13. ENTIRE AGREEMENT. This Agreement supersedes any other agreements between the parties, whether oral or written, relating to the matter contemplated herein, and constitutes the entire agreement by and between the parties, there being no other agreements or understandings between the parties as expressly set forth herein.

     14. GOVERNING LAW/PROCEDURE. This Agreement will be governed by the laws of the State of Delaware; provided that any dispute under this Agreement will be resolved by arbitration under the Commercial Arbitration rules of the American Arbitration Association, using one arbitrator.



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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ART:                                   LICENSEES:

Advanced Radio Technologies            CommcoCCC, Inc.
Corporation


By:____________________________        By:________________________________

Printed Name:__________________        Printed Name:______________________

Title:_________________________        Title:_____________________________

Dated:_________________________        Dated:_____________________________

                                       By:________________________________

                                       Printed Name:______________________

                                       Title:_____________________________

                                       Dated:_____________________________


                                       CCC Millimeter Communications, L.P.

                                       By:________________________________

                                       Printed Name:______________________

                                       Title:_____________________________

                                       Dated:_____________________________



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                                       Columbia Millimeter Communications, L.P.

                                       ________________________________________

                                       Printed Name:___________________________

                                       Title:__________________________________

                                       Dated:__________________________________





                                       Commco, L.L.C.



                                       By:_____________________________________

                                       Printed Name:___________________________

                                       Title:__________________________________

                                       Dated:__________________________________



                                       Columbia Capital Corporation

                                       By:_____________________________________

                                       Printed Name:___________________________

                                       Title:__________________________________

                                       Dated:__________________________________



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